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                                                           EXHIBIT 10.3


                            COLLATERAL SALE AGREEMENT

      THIS COLLATERAL SALE AGREEMENT, made effective as of the 26th day of February, 1997, by and between DIPLOMAT AMBASSADOR, INC., a Pennsylvania corporation, having an office at 1010 Arch Street, Philadelphia, Pennsylvania 19107 ("Buyer"), and SUMMIT BANK, successor by merger of United Jersey Bank and Summit Bank, having an office at 750 Walnut Avenue, Cranford, New Jersey 07016 (the "Bank").

                                   BACKGROUND

      A. RENAISSANCE EYEWEAR, INC., a corporation of the State of New Jersey ("Renaissance"), is indebted to Bank as evidenced by (i) a certain $4,250,000.00 Amended and Restated Secured Revolving Note dated as of January 31, 1997 (the "Revolving Note"); (ii) a certain $760,000.00 Amended and Restated Secured Installment Note dated June 6, 1996 (the "Term Note"); (iii) a Term Loan of $265,000 evidenced by a Promissory Note dated September 30, 1992 ("Promissory Note"); and (iv) a certain Amended and Restated Loan and Security Agreement dated December 20, 1994 as amended as of December 20, 1994, February 23, 1996 and June 6, 1996 (the "Security Agreement"). The Revolving Note, Term Note, Promissory Note, Security Agreement and all documents related thereto (as the same have been amended, modified, restated and replaced) are herein collectively referred to as the "Loan Documents."

      B. Renaissance's obligations under the Loan Documents are secured, inter alia, by a perfected security interest in all Renaissance's accounts receivable, inventory, machinery, equipment, returned and repossessed merchandise and other tangible and intangible personal property (the "Collateral").

      C. Renaissance is in default of its obligations under the Loan Documents.

      D. Renaissance has voluntarily relinquished possession of the Collateral to Bank and Bank and Buyer desire to complete a sale of such assets to Buyer in accordance with Section 9-504 of the Uniform Commercial Code as in effect in the State of New Jersey (the "UCC") upon and subject to the terms hereof.

      NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                      TERMS

      1. SALE AND PURCHASE OF COLLATERAL.

      (a) Bank hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Bank, upon the terms and conditions set forth herein, all Bank's right, title and interest in and to the Collateral (collectively the "Purchased Collateral").
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      (b) Attached hereto as Exhibit "A" is a list of Collateral prepared by
Buyer which sets forth, without limitation, certain of the Purchased Collateral. Buyer and Bank acknowledge and agree that the description of inventory, accounts receivable and other assets on Exhibit "A" is by category and the exact type and amount may vary as of settlement. Bank makes no representation or warranty regarding the accuracy of Exhibit "A".

      2. EXCLUDED ASSETS: Notwithstanding any provision to the contrary contained in this Agreement, the Purchased Collateral shall not include, and Bank shall not transfer, convey or assign, mutual funds, cash or cash equivalents owned and pledged by Edward Kauz and Barbara Kauz as security for the obligations of Renaissance.

      3. PURCHASE PRICE:

      Subject to the provisions of Sections 7 and 8 below, Buyer agrees to pay to Bank and Bank agrees to accept, as full and complete consideration for Bank's transfer of its right, title and interest in the Purchased Collateral, pursuant to Section 9-504 of the UCC, the sum of THREE MILLION FOUR HUNDRED EIGHTY THOUSAND NINE HUNDRED SIXTY-ONE DOLLAR'S AND TWELVE CENTS ($3,480,961.12) (the "Purchase Price"), which shall be paid to Bank on the Settlement Date set forth in Paragraph 4(a) of this Agreement. Upon Bank's receipt of the Purchase Price, Bank shall execute and deliver to Buyer Uniform Commercial Code Financing Statements terminating Bank's security interest in the Purchased Collateral.

      4. SETTLEMENT.

      (a) Settlement hereunder shall take place on or before February 26, 1997 (the "Settlement Date"), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey or such other place as Bank and Buyer agree. The time of settlement and performance of all other terms and conditions of this Agreement are hereby agreed to be of the essence of this Agreement.

      (b) At settlement, Bank shall execute and deliver or cause to be delivered to Buyer the following:

            (i)   Bill of Sale transferring all Purchased Collateral;

            (ii) A copy of a fully executed Possession Agreement signed by Renaissance, Edward Kauz and Barbara Kauz (Edward Kauz and Barbara Kauz collectively, "the Kauz"), setting forth the agreement of Renaissance to voluntarily relinquish to Bank possession all of the Collateral including, without limitation, the Purchased Collateral identified in Exhibit "A"; and


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            (iii) A copy of a fully executed Affidavit of Renaissance and the
                  Kauz relating to issues concerning the Loan Documents and other matters relating to the turnover of the Purchased Collateral.

      (c) At settlement, Buyer shall deliver to Bank the following:

            (i)   $3,480,961.12, in immediately available funds;

            (ii)  A good standing certificate; and

            (iii) A certified resolution of the Buyer's Board of Directors authorizing the purchase by Buyer of the Purchased Collateral.

      5. REPRESENTATIONS AND WARRANTIES OF BANK. As an inducement to Buyer to enter into this Agreement, knowing and intending that Buyer is relying hereon in entering into this Agreement and the transactions contemplated hereby, Bank represents and warrants to Buyer as follows:

      (a) Bank, for itself and its successors and assigns, does hereby warrant and represent that the sale of Purchased Collateral is being conducted under the provisions of ss. 9-504 of the UCC, provided, however, Bank makes no representations as to the ownership of the Purchased Collateral, the commercial reasonableness of the sale or the quality or quantity of the Purchased Collateral, or any warranty as to the fitness for a particular purpose. The sale is "as is" and "where is" and without recourse.

      (b) Bank, for itself and its successors and assigns, does hereby warrant and represent that Bank is duly and validly authorized and empowered to make, execute and deliver this Agreement and any and all documents referenced therein and to enter into the covenants, promises, and undertakings therein contained.

      (c) Except as herein otherwise provided, Bank, for itself and its successors and assigns, does hereby warrant and represent that, in the State of New Jersey, it has, at this date, a duly perfected security interest in the Purchased Collateral located in New Jersey on this date; provided however, Bank makes no representation or warranty as to the perfection of its security interest in any of the Purchased Collateral which requires perfection by means other than filing pursuant to the provisions of the UCC.

      (d) Bank, for itself and its successors and assigns, does hereby warrant and represent that it has not received notice from any person, corporation or other entity claiming that it has a lien on any of the Purchased Collateral.

      6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Bank that Buyer has full power, authority and legal right to own, operate and


                                       -3-
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purchase the Purchased Collateral and to otherwise comply with the terms and provisions of this Agreement. Buyer is not subject to any other agreements or other arrangements which would prevent or interfere with the purchase of the Purchased Collateral pursuant to the terms and provision of this Agreement. Buyer does hereby warrant and represent that Buyer is duly and validly authorized and empowered to make, execute and deliver this Agreement and any and all documents referenced therein and to enter into the covenants, promises and undertakings herein contained. These representations and warranties shall survive settlement hereunder.

      7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER.

      The obligations of Buyer to be performed at settlement shall be subject to the fulfillment on or before such settlement of all of the following conditions, except those waived by Buyer:

      (a) Bank shall have performed its obligations hereunder.

      (b) No litigation or other proceeding shall be threatened or pending challenging the legality of this Agreement.

      (c) Buyer shall have completed its due diligence to its reasonable satisfaction.

      (d) Renaissance shall have voluntarily relinquished possession of the Purchased Collateral to enable Bank to effectuate the transfer of the Purchased Collateral as contemplated by this Agreement.

      8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK.

      The obligations of Bank to be performed at settlement shall be subject to the fulfillment on or before such settlement of all of the following conditions, except those waived by Bank:

      (a) Buyer shall have performed its obligations hereunder.

      (b) Renaissance shall have voluntarily relinquished possession of the Purchased Collateral to Bank.

      (c) No litigation or other proceeding shall be threatened or pending challenging the legality of this Agreement or the right of Bank to complete the transfer of the Purchased Collateral as contemplated hereunder.

      (d) Renaissance has delivered to Bank its certification, in form and substance satisfactory to Bank, of its efforts to sell the Purchased Collateral to other parties.

      9. FURTHER ASSURANCES AND EXECUTIONS: The Bank covenants and agrees with Buyer, its successors and assigns, that the Bank will do, execute and deliver or cause to be done, executed, acknowledged and delivered any and all such further acts, instruments, papers and documents as may be necessary to carry out and effectuate the intent and purposes of this Agreement. Buyer shall pay or reimburse Bank's reasonable unpaid legal fees and costs relating to this transaction upon presentation of Bank's counsels' bill(s).

      10. NO ASSUMPTION OF LIABILITIES: It is agreed and understood that Buyer does not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement, or of any instrument, paper or document delivered by or to it, or as a result of the consummation of the transaction contemplated hereby, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness, whether absolute, accrued, or contingent, whether filed or asserted prior to or after the date hereof and whether arising out of or in any way connected with the Purchased Collateral or the business of Renaissance or otherwise.

      11. NOTICES

      (a) All notices to be given hereunder shall be in writing and shall be deemed to have been given or made when presented for delivery by facsimile transfer, Federal Express or other recognized same day or overnight delivery service, or hand delivered by messenger, addressed as follows:

      To Buyer:                 Diplomat Ambassador, Inc.
                                1010 Arch Street
                                Philadelphia, PA 19107
                                Fax Number: (215) 925-0204

      With a copy to:           Adelman Lavine Gold and Levin,
                                a Professional Corporation
                                1900 Two Penn Center Plaza
                                Philadelphia, PA 19102-1799
                                Attention:   Kevin W. Walsh, Esq.
                                Fax Number: (215) 557-7922

      To Bank:                  Summit Bank
                                750 Walnut Avenue
                                Cranford, New Jersey 07016
                                Attention:   Frederick C. Scogno, VP
                                Fax Number: (609) 486-4129

      With a copy to:           Pitney, Hardin, Kipp & Szuch
                                200 Campus Drive
                                Florham Park, New Jersey 07932-0950
                                Attention:   Peter A. Forgosh, Esq.
                                Fax Number (201) 966-1550


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          (b)  Bank or Buyer may designate a different person or entity or place to or at which notices shall be given by delivering a written notice to that effect to the other party in conformity with the provisions hereof.

      12. BROKER: Each party represents and warrants to the other that it has not employed or retained any agent, broker, person or firm in connection with the transactions contemplated by this Agreement which would entitle such person to any broker's or finder's fees or any commission from Bank or Buyer or from any person controlling, controlled by or under common control with the Bank or Buyer in connection with the transaction comtemplated herein. Bank and Buyer agree to indemnify each other from and against any claim by any such broker or finder which indemnification and hold harmless agreement shall survive closing.

      13. TIME OF THE ESSENCE: Time is of the essence with regard to all aspects of this Agreement.

      14. BINDING EFFECT: ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. Buyer may not assign its rights and obligations under this Agreement without the prior written consent of the Bank.

      15. SEVERABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement.

      16. RECORDING: This Agreement shall not be recorded in any office of record.

      17. CAPTIONS AND EXHIBITS: The captions of the paragraphs in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement. The Exhibits attached to this Agreement are an integral part of this Agreement.

      18. CHOICE OF LAW: This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New Jersey.

      19. ENTIRE AGREEMENT: This Agreement constitutes and expresses the whole agreement of the parties hereto with reference to the subject matter hereof and to all the matters or things herein provided for or hereinafter discussed or mentioned in reference to the subject matter hereof; all prior promises, undertakings representations, agreements, understandings and arrangements relative thereto being herein merged. This Agreement may not be modified, altered amended or changed, except by an instrument in writing duly and validly executed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending to be legally bound hereby, the day and year first above written.

                                            DIPLOMAT AMBASSADOR, INC.


                                            By: /s/ Barry Budilov
                                               -----------------------------
                                            Name/Title: President
                                                       ---------------------

                                            [CORPORATE SEAL]



                                            SUMMIT BANK


                                             /s/ Frederick C. Scogno
                                            --------------------------------
                                            By: Frederick C. Scogno
                                                Vice President


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                                    Exhibit A

1.    All cash, cash equivalents & cash and other accounts
2.    Accounts Receivable
3.    Customer Consignment
4.    Salesmen Samples
5.    Prepaid Expenses
6.    Equipment
7.    Furniture & Fixtures
8.    Trade Name:
      Renaissance Eyewear
9.    Goodwill
10.   Inventory
11.   Work-In-Process
12.   Raw Materials
13.   Customer Lists
14. All other Tangible and Intangible personal property constituting the Purchased Collateral (as defined in the Collateral Sale Agreement)